Exhibit 10.2

INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (“Agreement”) is made as of this 15th day of June 2025 by and between RE/MAX, LLC (“RE/MAX”), a Delaware limited liability company, having its principal place of business at 5075 South Syracuse Street, Denver Colorado 80237 and Ward Morrison (“Contractor”), having his principal place of business at [redacted].

In consideration of the promises and covenants contained herein, the parties agree as follows:

I.Scope of Agreement

Contractor shall provide the professional services, (“Services”) specified in Exhibit A. Contractor acknowledges that RE/MAX has engaged Contractor due to his unique skills, expertise, and experience. Therefore, Contractor agrees that all Services shall be performed personally by Ward Morrison, and Contractor shall not assign, delegate, or subcontract any portion of the Services.

II.Term

This Agreement will remain in effect from June 15, 2025 through December 31, 2025 (the “Term”), subject to the termination provision set forth in Section X. Except for said completion date, RE/MAX will not dictate the time of performance of Services to be rendered under this contract.

III.Intent of the Parties

It is the express intent of the parties that the Contractor is an independent contractor and not an agent, employee or servant of RE/MAX, and that:

A.Contractor does not have the authority to act for RE/MAX, or to bind RE/MAX in any respect whatsoever, or to incur any debts or liabilities in the name of or on behalf of RE/MAX.

B.Contractor has and hereby retains full control of the details, manner and means by which the Contractor accomplishes the results of the Services performed hereunder. RE/MAX will not oversee the actual work or instruct the Contractor as to how the work will be performed. RE/MAX will not provide any training for the Contractor. RE/MAX shall not be liable to Contractor for any expenses paid or incurred by Contractor unless otherwise agreed in writing.

C.Nothing in this Agreement shall be construed so as to make Contractor an employee of RE/MAX. Contractor acknowledges and agrees that he is not to be treated as an employee for the purposes of any state or federal law or the common law.

D.Contractor understands and agrees that, as an independent contractor, he is not eligible for and will not participate in or receive any employer health, or other fringe benefits of any type from RE/MAX.

E.Contractor is not required to work exclusively for RE/MAX.

F.The parties acknowledge and agree that Contractor retired from RE/MAX on or about June 15, 2025 and that nothing in this Agreement shall affect or delay Contractor’s eligibility to receive benefits under the RE/MAX Retirement policy.

IV.Taxes and Remittances

Income taxes shall not be withheld or paid by RE/MAX on behalf of Contractor and the responsibility for arrangement and payment of such belongs solely to Contractor. Contractor shall not be treated as an employee with respect to the services performed hereunder for federal or state tax purposes, or for the purposes of any federal or state statute.

V. Compensation/Invoice Requirement

A.For the satisfactory performance of the Services hereunder, RE/MAX shall pay Contractor the amount specified in Exhibit A for such Services within ten (10) days after receipt of invoice from Contractor. Invoices shall be rendered monthly unless otherwise agreed.

B.RE/MAX will not reimburse Consultant for any expenses unless the parties agree to such reimbursement in advance. In the event RE/MAX agrees to reimburse Consultant for any expenses, Consultant agrees to provide documentation of such expenses.

VI.Infringement and Warranty

Contractor warrants that any products, material and/or Services furnished by Contractor hereunder shall be delivered or performed free of any claim of any person by way of patent, trade secret, copyright, trademark infringement or any other proprietary right of any person.

VII.Ownership of Prepared Material or Property

All material or other property, tangible or intangible, arising out of or resulting from this Agreement or the performance of these Services (the “Materials”), and all proprietary rights, including copyrights, in the Materials, shall be the property of RE/MAX.

VIII.Notice

Any notice or other communication under this Agreement given by a party to the other party will be in writing and will be deemed properly given when sent via e-mail at its address specified below.

A.Notices to RE/MAX shall be sent via email to: [redacted].

B.Notices to Contractor shall be addressed to Contractor at the address set forth in the Preamble or to the following email address: [redacted].

IX.Confidentiality

Contractor recognizes that, due to the nature of his relationship with RE/MAX, he has had and may continue to have access to, and assisted or may assist in developing, Confidential Information (as defined below) of RE/MAX and of RE/MAX Affiliated Companies. Contractor acknowledges that such information is and will continue to be of great importance to the business of RE/MAX and that disclosure of such information to others or its use by others could cause substantial loss to RE/MAX or any RE/MAX Affiliated Company.

Contractor agrees not to disclose any Confidential Information to any third party except as may be approved by RE/MAX or permitted under this Agreement and not to use Confidential Information or any part thereof for any purpose other than performing the Services. Contractor further agrees to protect Confidential Information from unauthorized disclosure or use using a similar degree of care as Contractor uses with respect to its own confidential information, but in no event less than a reasonable degree of care.

Notwithstanding anything to the contrary, Contractor may disclose Confidential Information to the extent required in any governmental, judicial, or administrative investigation or proceeding, provided that (unless legally prohibited) Contractor shall give prior written notice to RE/MAX to permit RE/MAX (at its expense) to pursue any available remedies to prevent or limit disclosure.

“Confidential Information” means any and all information that is disclosed by or on behalf of RE/MAX or any RE/MAX Affiliated Company that is designated as confidential or proprietary or that a reasonable person would understand to be confidential based on the nature of the information or the circumstances of its disclosure, in any form or medium, and whether disclosed before or after the execution of this Agreement. “Confidential Information” includes, without limitation, financial information or projections, marketing strategies, business methods, policies, trade secrets, or information about existing or potential business relationships and transactions. Further, the terms of this Agreement, including but not limited to the amount of compensation for Services, is “Confidential Information.”

Notwithstanding the foregoing, any information that (a) is or becomes publicly known through no fault of Contractor; (b) was rightfully received by Contractor from a source not under obligation of confidentiality to RE/MAX; (c) was known to Contractor prior to disclosure by RE/MAX; or (d) is independently developed by the Contractor without use of any Confidential Information or other breach of this Agreement shall not be considered “Confidential Information.”

“RE/MAX Affiliated Company” means any entity that controls, is controlled by, or under common control with RE/MAX, including but not limited to, Motto Franchising, LLC, and wemlo, LLC. For avoidance of doubt, all references to RE/MAX in this section include reference to RE/MAX Affiliated Companies.

The obligations of this Section IX shall survive expiration or termination of this Agreement.

X.Termination

A.Either party may terminate this Agreement for any reason, and without penalty, by giving at least thirty (30) days’ prior written notice to the other of its intent to terminate.

B. Contractor must submit an invoice for all outstanding fees and expenses within five (5) business days from the last day of this Agreement.

C. Upon termination of this Agreement or upon request of RE/MAX, all information which Contractor may have received, together with any copies of same, shall be returned to RE/MAX. The requirement of use and confidentiality set forth herein shall survive after termination of this Agreement and after return of such information.

XI.General Terms and Conditions

A.Any dispute under this Agreement shall be decided in accordance with the laws of the State of Colorado.

B.In the performance of this Agreement, each party will comply with all applicable laws, regulations, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction.

C.The provisions of this Agreement are severable, and if any provision of this Agreement shall be held to be invalid, illegal, or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

D.This Agreement may be executed in a number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to sign this INDEPENDENT CONTRACTOR AGREEMENT as of the date first stated above.

RE/MAX, LLC Contractor

By: /s/ Rob Fuchs/s/ Ward Morrison

Rob FuchsWard Morrison

Its: Executive Vice President

EXHIBIT A

To the Independent Contractor Agreement

Dated June 15, 2025, between

Ward Morrison (“Contractor”) and RE/MAX, LLC (“RE/MAX”)

The key terms of the ICA will be as follows:

Contractor will be available to RE/MAX leadership to aid in the transition and continuous operation of Motto Mortgage and wemlo, upon request, for approximately five (5) hours per month (the “Services”).

RE/MAX will pay Contractor monthly during the Term, at the rate of $1,000.00 USD per month.

EXHIBIT A

To the Consulting Agreement

Between RE/MAX Holdings, Inc. and Stephen P. Joyce

Mr. Joyce shall join one to two calls per quarter, for a total of approximately two hours, at times to be mutually agreed to by the parties. The first such call shall occur in the third quarter of 2025. During such calls, Mr. Joyce shall meet with members of RE/MAX management to discuss business strategy and provide mentorship. The precise topics of such calls may be determined by RE/MAX management upon reasonable advance notice to Mr. Joyce. RE/MAX management and Mr. Joyce will work to schedule calls at mutually convenient times.

Mr. Joyce shall be compensated $2,500 per quarter.